Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Third Quarter 2022 Results; Narrows Full Year EPS Range and Raises Cash Flow Guidance

•EPS from continuing operations of $1.06, up $0.24 from the third quarter of 2021
•Net cash from operating activities of $356 million in the third quarter of 2022
•Aviation backlog $6.4 billion, up $524 million from the second quarter of 2022
•Full-year EPS outlook narrowed to a range of $3.90 to $4.00
•Full-year cash flow guidance raised to a range of $1.1 billion to $1.2 billion

Providence, Rhode Island – October 27, 2022 – Textron Inc. (NYSE: TXT) today reported third quarter 2022 income from continuing operations of $1.06 per share, compared with $0.82 per share, or $0.85 per share of adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, in the third quarter of 2021.

“In the quarter, we saw higher segment profit margin and strong cash generation,” said Textron Chairman and CEO Scott C. Donnelly. "The operating results demonstrate the resiliency of our business segments while navigating ongoing supply chain and labor challenges."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the third quarter was $356 million, compared to $333 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $292 million for the third quarter, compared to $271 million last year. Year to date, manufacturing cash flow before pension contributions totaled $810 million.

In the quarter, Textron returned $200 million to shareholders through share repurchases. Year to date, share repurchases totaled $639 million.

Outlook

Textron now expects 2022 earnings per share from continuing operations to be in a range of $3.90 to $4.00. Textron also expects 2022 manufacturing cash flow before pension contributions to be in a range of $1.1 billion to $1.2 billion, up $300 million from the previous outlook, with planned pension contributions of $50 million.

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.2 billion were down $14 million from the third quarter of 2021, largely due to lower Citation jet and pre-owned volume, partially offset by favorable pricing and higher aftermarket volume.

Textron Aviation delivered 39 jets in the quarter, down from 49 last year, and 33 commercial turboprops, down from 35 in last year's third quarter.

Segment profit was $139 million in the third quarter, up $41 million from a year ago, largely due to favorable pricing, net of inflation of $31 million.

Textron Aviation backlog at the end of the third quarter was $6.4 billion.

Bell

Bell revenues in the quarter were $754 million, down $15 million from last year, due to lower military revenues of $112 million, primarily in the H-1 program due to lower aircraft and spares volume, offset by higher commercial revenues of $97 million.

Bell delivered 49 commercial helicopters in the quarter, up from 33 last year.

Segment profit of $85 million was down $20 million from last year's third quarter, primarily reflecting lower volume and mix, partially offset by favorable pricing, net of inflation.

Bell backlog at the end of the third quarter was $4.9 billion.

Textron Systems

Revenues at Textron Systems were $292 million, down $7 million from last year's third quarter, largely due to lower volume.

Segment profit of $37 million was down $8 million, compared with the third quarter of 2021, primarily due to lower volume and mix.

Textron Systems’ backlog at the end of the third quarter was $2.0 billion.

Industrial

Industrial revenues were $849 million, up $119 million from last year's third quarter, primarily due to higher volume and mix of $95 million and a $58 million favorable impact from pricing, principally in the Specialized Vehicles product line, partially offset by an unfavorable impact of $34 million from foreign exchange rate fluctuations.

Segment profit of $39 million was up $16 million from the third quarter of 2021, primarily due to higher volume and mix.

Textron eAviation

Textron eAviation segment revenues were $5 million and segment loss was $8 million in the third quarter of 2022, which reflected the operating results of Pipistrel along with research and development costs for initiatives related to the development of sustainable aviation solutions.

Finance

Finance segment revenues were $11 million, and profit was $7 million.

Conference Call Information

Textron will host its conference call today, October 27, 2022 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 6069432.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, October 27, 2022 by dialing (409) 970-0847; Access Code: 2659646.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the ongoing impacts of the COVID-19 pandemic and the war between Russia and Ukraine on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
REVENUES
MANUFACTURING:
Textron Aviation	$1,167	$1,181	$3,491	$3,207
Bell	754	769	2,275	2,506
Textron Systems	292	299	858	960
Industrial	849	730	2,558	2,349
Textron eAviation (a)	5	—	10	—
	3,067	2,979	9,192	9,022
FINANCE	11	11	41	38
Total revenues	$3,078	$2,990	$9,233	$9,060

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$139	$98	$415	$241
Bell	85	105	246	320
Textron Systems	37	45	112	144
Industrial	39	23	123	102
Textron eAviation (a)	(8)	—	(16)	—
	292	271	880	807
FINANCE	7	8	26	17
Segment profit	299	279	906	824

Corporate expenses and other, net	(14)	(23)	(70)	(100)
Interest expense, net for Manufacturing group	(21)	(28)	(77)	(95)
Special charges (b)	—	(10)	—	(20)
Gain on business disposition (c)	—	—	—	17
Income from continuing operations before income taxes	264	218	759	626
Income tax expense	(39)	(33)	(123)	(86)
Income from continuing operations	$225	$185	$636	$540
Discontinued operations, net of income taxes	—	—	(1)	(1)
Net income	$225	$185	$635	$539

Earnings Per Share:
Income from continuing operations	$1.06	$0.82	$2.94	$2.37
Discontinued operations, net of income taxes	—	—	—	—
Earnings per share	$1.06	$0.82	$2.94	$2.37

Diluted average shares outstanding	213,140,000	226,490,000	216,468,000	227,795,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation for the three and nine months ended October 2, 2021:

		October 2, 2021		October 2, 2021
Income from continuing operations - GAAP		$185		$540
Add: Special charges, net of tax (b)		8		15
Less: Gain on business disposition, net of tax (c)		—		(17)
Adjusted income from continuing operations - Non-GAAP (d)		$193		$538

Earnings Per Share:
Income from continuing operations - GAAP		$0.82		$2.37
Add: Special charges, net of tax (b)		0.03		0.07
Less: Gain on business disposition, net of tax (c)		—		(0.08)
Adjusted income from continuing operations - Non-GAAP (d)		$0.85		$2.36

(a)On April 15, 2022, we acquired Pipistrel, a manufacturer of electrically powered aircraft. Beginning in the second quarter of 2022, we formed a new reporting segment, Textron eAviation, which combines the operating results of Pipistrel along with other research and development initiatives related to sustainable aviation solutions.
(b)In connection with a restructuring plan initiated in the second quarter of 2020, we incurred special charges of $10 million and $20 million for the three and nine months ended October 2, 2021.
(c)In January 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $17 million.
(d)Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	October 1, 2022	January 1, 2022
Assets
Cash and equivalents	$1,817	$1,922
Accounts receivable, net	836	838
Inventories	3,817	3,468
Other current assets	943	1,018
Net property, plant and equipment	2,443	2,538
Goodwill	2,262	2,149
Other assets	3,173	3,027
Finance group assets	665	867
Total Assets	$15,956	$15,827

Liabilities and Shareholders' Equity
Current portion of long-term debt	$7	$6
Accounts payable	887	786
Other current liabilities	2,733	2,344
Other liabilities	1,930	2,005
Long-term debt	3,176	3,179
Finance group liabilities	461	692
Total Liabilities	9,194	9,012

Total Shareholders' Equity	6,762	6,815
Total Liabilities and Shareholders' Equity	$15,956	$15,827

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Cash Flows from Operating Activities:
Income from continuing operations	$220	$179	$615	$537
Depreciation and amortization	96	94	287	277
Deferred income taxes and income taxes receivable/payable	(48)	7	(126)	25
Pension, net	(40)	(20)	(123)	(62)
Gain on business disposition	—	—	—	(17)
Changes in assets and liabilities:
Accounts receivable, net	25	46	(23)	8
Inventories	(107)	(2)	(353)	(164)
Accounts payable	92	(187)	116	1
Other, net	118	216	552	407
Net cash from operating activities	356	333	945	1,012
Cash Flows from Investing Activities:
Capital expenditures	(78)	(76)	(192)	(204)
Net cash used in business acquisitions	(3)	—	(201)	—
Net (payments)/proceeds from corporate-owned life insurance policies	(2)	—	23	—
Proceeds from sale of property, plant and equipment	3	3	21	3
Net proceeds from business disposition	—	—	—	38
Net cash from investing activities	(80)	(73)	(349)	(163)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	—	(15)	—
Principal payments on long-term debt and nonrecourse debt	(2)	(3)	(16)	(522)
Purchases of Textron common stock	(200)	(299)	(639)	(586)
Dividends paid	(4)	(5)	(13)	(14)
Other financing activities, net	5	28	33	103
Net cash from financing activities	(201)	(279)	(650)	(1,019)
Total cash flows from continuing operations	75	(19)	(54)	(170)
Total cash flows from discontinued operations	—	—	(2)	(1)
Effect of exchange rate changes on cash and equivalents	(22)	(7)	(49)	(6)
Net change in cash and equivalents	53	(26)	(105)	(177)
Cash and equivalents at beginning of period	1,764	1,995	1,922	2,146
Cash and equivalents at end of period	$1,817	$1,969	$1,817	$1,969

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net cash from operating activities - GAAP	$356	$333	$945	$1,012
Less: Capital expenditures	(78)	(76)	(192)	(204)
Add: Total pension contributions	11	11	36	40
Proceeds from sale of property, plant and equipment	3	3	21	3
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$292	$271	$810	$851
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Cash Flows from Operating Activities:
Income from continuing operations	$225	$185	$636	$540
Depreciation and amortization	97	97	288	285
Deferred income taxes and income taxes receivable/payable	(53)	9	(139)	33
Pension, net	(40)	(20)	(123)	(62)
Gain on business disposition	—	—	—	(17)
Changes in assets and liabilities:
Accounts receivable, net	25	46	(23)	8
Inventories	(107)	(2)	(353)	(164)
Accounts payable	92	(187)	116	1
Captive finance receivables, net	(6)	63	29	152
Other, net	115	210	532	398
Net cash from operating activities	348	401	963	1,174
Cash Flows from Investing Activities:
Capital expenditures	(78)	(76)	(192)	(204)
Net cash used in business acquisitions	(3)	—	(201)	—
Net (payments)/proceeds from corporate-owned life insurance policies	(2)	—	23	—
Proceeds from sale of property, plant and equipment	3	3	21	3
Net proceeds from business disposition	—	—	—	38
Finance receivables repaid	—	—	21	19
Other investing activities, net	—	11	44	17
Net cash from investing activities	(80)	(62)	(284)	(127)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	—	(15)	—
Principal payments on long-term debt and nonrecourse debt	(4)	(62)	(227)	(615)
Purchases of Textron common stock	(200)	(299)	(639)	(586)
Dividends paid	(4)	(5)	(13)	(14)
Other financing activities, net	5	28	33	103
Net cash from financing activities	(203)	(338)	(861)	(1,112)
Total cash flows from continuing operations	65	1	(182)	(65)
Total cash flows from discontinued operations	—	—	(2)	(1)
Effect of exchange rate changes on cash and equivalents	(22)	(7)	(49)	(6)
Net change in cash and equivalents	43	(6)	(233)	(72)
Cash and equivalents at beginning of period	1,841	2,188	2,117	2,254
Cash and equivalents at end of period	$1,884	$2,182	$1,884	$2,182

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
Adjusted income from continuing operations and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The gain on disposition, net of tax is also excluded as it relates to a disposition in connection with our enterprise-wide restructuring plan, which resulted in the sale of the TRU Simulation + Training Canada Inc. business.

	Three Months Ended October 2, 2021		Nine Months Ended October 2, 2021
		Diluted EPS		Diluted EPS
Adjusted income from continuing operations - GAAP	$185	$0.82	$540	$2.37
Add: Special charges, net of tax	8	0.03	15	0.07
Less: Gain on business disposition, net of tax	—	—	(17)	(0.08)
Adjusted income from continuing operations - Non-GAAP	$193	$0.85	$538	$2.36

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net cash from operating activities - GAAP	$356	$333	$945	$1,012
Less: Capital expenditures	(78)	(76)	(192)	(204)
Plus: Total pension contributions	11	11	36	40
Proceeds from sale of property, plant and equipment	3	3	21	3
Manufacturing cash flow before pension contributions - Non-GAAP	$292	$271	$810	$851

	2022 Outlook
Net cash from operating activities - GAAP	$1,404	—	$1,504
Less: Capital expenditures		(375)
Add: Total pension contributions		50
Proceeds from sale of property, plant and equipment		21
Manufacturing cash flow before pension contributions - Non-GAAP	$1,100	—	$1,200